UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 3, 2010

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2010, CBL & Associates Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders.  The matters that were submitted to a vote of stockholders and the related results are as follows:

1.	The following new director was elected to a two-year term that expires in 2012:

•	Thomas J. DeRosa (108,772,781 votes for, 1,651,427 votes withheld, 10,267,342 broker non-votes and no abstentions).

The following directors were re-elected to three-year terms that expire in 2013:

•	Stephen D. Lebovitz (72,761,041 votes for, 37,663,167 votes withheld, 10,267,342 broker non-votes and no abstentions),

•	Kathleen M. Nelson (108,860,517 votes for, 1,563,691 votes withheld, 10,267,342 broker non-votes and no abstentions), and

•	Winston W. Walker (104,175,591 votes for, 6,248,617 votes withheld, 10,267,342 broker non-votes and no abstentions).

The following additional directors are presently serving three-year terms, which continue beyond the 2010 Annual Meeting of Stockholders:

•	Charles B. Lebovitz (term expires in 2011),

•	Gary L. Bryenton (term expires in 2011),

•	Leo Fields (term expires in 2011),

•	Matthew S. Dominski (term expires in 2012), and

•	John N. Foy (term expires in 2012).

2.
Deloitte & Touche, LLP was ratified as the Company’s independent registered public accountants for its fiscal year ending December 31, 2010 (114,016,155 votes for, 6,405,571 votes against, 269,824 abstentions and no broker non-votes).

3.
The stockholder proposal requesting the Company’s Board of Directors to take the necessary steps to declassify the Board of Directors and require annual election of each director was approved (99,817,435 votes for, 7,261,410 votes against, 921,250 abstentions and 12,691,455 broker non-votes).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer, Treasurer
and Secretary

Date: May 4, 2010